UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, Virginia 24060
(Address of principal executive offices) (Zip Code)

(540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NKSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2023, National Bankshares, Inc. (the “Company”) entered into employment agreements, effective as of October 11, 2023, with (i) Lara E. Ramsey, Executive Vice President and Chief Operating Officer of the Company, (ii) Lora M. Jones, Senior Vice President, Chief Financial Officer and Treasurer of the Company, and (iii) Bobby D. Sanders, II, Senior Vice President and Chief Credit Officer of the Company’s wholly-owned subsidiary bank, The National Bank of Blacksburg (the “Bank”). The Bank is also a party to the employment agreement with Mr. Sanders.

Each of the employment agreements has an initial two-year term and continues for successive one-year terms unless either party provides notice of non-renewal at least one year prior to the end of the then-current term. Pursuant to the terms of the employment agreements, the executives are entitled to receive the following minimum annual base salaries: for Ms. Ramsey, $190,000; for Ms. Jones, $165,000; and for Mr. Sanders, $190,600. The agreements also provide for the executives’ participation in the Company’s annual cash incentive plan, equity incentive plan, executive deferred compensation plan, and tax-qualified and nonqualified retirement plans made generally available in the ordinary course of business to other senior executives of the Company and the Bank. Any incentive-based compensation or award that an executive receives will be subject to clawback by the Company as may be required by the Company’s clawback policy, applicable law, government regulation or stock exchange listing requirement and on such basis as the Company determines.

If the Company terminates Ms. Ramsey’s employment without “Cause” or if she resigns for “Good Reason” (as those terms are defined in her employment agreement), Ms. Ramsey will be entitled to receive for 24 months following her termination (i) monthly cash payments based on her highest annual base salary in effect at any time during the term of the agreement and (ii) the continuation of all welfare and executive benefits she was receiving at the time of termination, subject to the terms of the Company’s plans and programs. For Ms. Jones and Mr. Sanders, if the Company terminates such executive’s employment without “Cause” or if the executive resigns for “Good Reason” (as those terms are defined in each executive’s employment agreement), the executive will be entitled to receive (i) for six months following termination, monthly cash payments based on the executive’s highest annual base salary in effect at any time during the term of the agreement and (ii) for six months following termination, the continuation of all welfare and executive benefits the executive was receiving at the time of termination, subject to the terms of the Company’s plans and programs. The above-described payments and benefits are subject to the executive’s execution of a general release of claims and continuing compliance with the noncompetition and nonsolicitation covenants in the agreements. Each executive will also be entitled to receive, in a lump sum payment, an amount equal to (i) the executive’s base salary through the date of termination, (ii) any incentive or bonus compensation earned but not paid, and (iii) any other benefits or awards that have been earned or become payable, but which have not yet been paid to the executive (the “Accrued Obligations”).

The employment agreements also contain provisions that can have the effect of prolonging, enhancing and accelerating an executive’s employment, compensation and benefits under certain circumstances involving a “Change in Control” of the Company (as the term is defined in the agreements). In the event of a Change in Control of the Company, the term of each employment agreement is automatically extended for three years from the date of the Change in Control and during such period the executive is entitled to continue to receive his or her base salary in effect at the date of the Change in Control and to receive and participate in all other compensation and benefits as set forth in the executive’s employment agreement. If within two years after a Change in Control, the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, Ms. Ramsey and Ms. Jones would each be entitled to receive a lump sum payment equal to 2.99 times their respective Salary Continuation Benefit, and Mr. Sanders would be entitled to receive a lump sum payment equal to 1.50 times his Salary Continuation Benefit. Under the employment agreements, the term “Salary Continuation Benefit” means the sum of (i)(a) the executive’s base salary in effect on the date of termination or, (b) if greater, the highest base salary in effect during the three months immediately prior to the Change in Control, plus (ii) the highest annual bonus paid or payable, including by reason of any deferral, for the two years immediately preceding the year in which the executive’s employment terminates. Such payment would be subject to the executive’s execution of a general release of claims and continuing compliance with the noncompetition and nonsolicitation covenants in the agreement. If such a termination occurs at or after the two-year anniversary of the Change in Control (or if the Change in Control is not considered a “change in control event” for purposes of Section 409A of the Internal Revenue Code of 1986), the Salary Continuation Benefit will instead be paid in equal monthly installments over a 24-month period for Ms. Ramsey and Ms. Jones and over an 18-month period for Mr. Sanders, subject to the executive’s execution of a general release of claims and continuing compliance with the noncompetition and nonsolicitation covenants in the agreement. In addition, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason after a Change in Control at any time the agreement is in effect, the executive also is entitled to receive welfare and executive benefits for 24 months and any Accrued Obligations. The agreements also provide that the severance payments and benefits to which an executive may be entitled in connection with a Change in Control will be reduced to the amount that does not trigger the excise tax under Section 4999 of the Internal Revenue Code of 1986. No reduction, however, will be made and the executive will be responsible for all excise and other taxes if the executive’s after-tax position with no cutback exceeds the executive’s after-tax position with a cutback by more than 5%.

The employment agreements provide that all payments under the agreements are intended either to be outside the scope of Section 409A of the Internal Revenue Code of 1986 or to comply with its provisions.

Each employment agreement contains provisions requiring the executive to maintain the confidentiality of Company information. In addition, upon termination of employment for any reason, each executive will be subject to certain noncompetition and nonsolicitation restrictions for 12 months, unless the termination is by the Company without Cause or by the executive for Good Reason following a Change in Control and the executive is not entitled to receive severance payments.

Copies of the employment agreements for Ms. Ramsey, Ms. Jones, and Mr. Sanders are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 11, 2023, by and between National Bankshares Inc. and Lara E. Ramsey.

10.2	Executive Employment Agreement, dated October 11, 2023, by and between National Bankshares Inc. and Lora M. Jones.

10.3	Executive Employment Agreement, dated October 11, 2023, by and between National Bankshares Inc. and The National Bank of Blacksburg, and Bobby D. Sanders, II.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: October 11, 2023	By:	/s/ F. Brad Denardo
F. Brad Denardo
President and Chief Executive Officer

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